Exhibit 99.1

500 Expressway Drive South, Brentwood, NY 11717

Phone: 631.231.4600

www.medical-action.com

CONTACT:	Charles L. Kelly – Chief Financial Officer
MEDICAL ACTION INDUSTRIES INC.
(631) 231-4600

FOR IMMEDIATE RELEASE

MEDICAL ACTION INDUSTRIES REPORTS

FIRST QUARTER 2011 RESULTS

BRENTWOOD, NY, August 9, 2010 – Medical Action Industries Inc. (NASDAQ/MDCI), a leading supplier of medical and surgical disposable products, today reported fiscal results for the first quarter ended June 30, 2010.

Citing previously disclosed business challenges — including a comprehensive realignment of the Company’s sales operations to drive future revenue growth, rising costs for raw materials and an industry trend of softer product demand resulting from lower healthcare utilization, as well as fluctuations in ordering patterns by two major customers, Medical Action reported net sales of $66,796,000, a decrease of $3,891,000, or 5.5%, versus the $70,687,000 reported for the 2010 first quarter ended June 30, 2009.

Net income for the first quarter of 2011 was $496,000, or $0.03 per basic and diluted share, versus the $3,650,000, or $0.23 per basic and diluted share, reported for the prior year period. The latest results include an extraordinary loss of $1,455,000, or

$0.06 per basic and $0.05 per diluted share (net of applicable tax benefit), due to weather-related water damage at an off-site warehouse used to store finished goods inventory near Medical Action’s Tennessee production facility. The loss has not effected production capacity or sales. The Company has filed an insurance claim with our insurer for this loss which was subsequently denied. We have since filed an appeal with our insurer and our insurance broker has submitted a claim on our behalf under their errors and omissions policies. Final resolution on this issue, subject to a $500,000 deductible, is anticipated within the next six months.

During the quarter, Medical Action used cash on-hand and cash generated from operating activities to reduce debt. Total debt at the end of the 2011 first quarter was $15,010,000, versus $18,235,000 in the prior quarter and $42,842,000 at the end of the 2010 first quarter.

“Our first quarter results demonstrate that Medical Action’s competitive transformation is still very much a work in progress,” said Chief Executive Officer and President Paul D. Meringolo. “The issues affecting performance are not new, and have been discussed previously with our key audiences. We believe these challenges will be overcome and/or managed more effectively because our balance sheet, core values and ability to effectively provide value added products and services to our customers remain strong, as does our optimism about Medical Action’s future growth prospects.”

“To address these issues,” Meringolo said, “we are continuing our work on the revitalization of Medical Action’s sales force in terms of people, processes and logistics. We continue to manage the effect of inflationary pressure on raw material costs, principally China sourced products, and identify methods to manage resin costs in a volatile marketplace. We continue to seek clarity of ongoing shifts in demand for product that are impacting our markets as we help our customers to control costs and build even stronger relationships with them.” He noted that, among highlights of the quarter, Medical Action announced June 8 that it had renewed a three-year, sole source national contract with Novation LLC, one of America's leading healthcare supply contracting companies, to provide patient bedside plastics and stainless steel products to the members of VHA Inc., the University HealthSystem Consortium (UHC) and Provista, LLC.

“We anticipate some adverse effect on gross margin and other measures as we work through this transition period and reluctantly choose not to pass along our higher costs to customers in a tough competitive environment,” Meringolo added. “We believe we are on the right track and are pursuing the correct solutions for ultimately taking Medical Action to new levels of growth.”

Medical Action invites its shareholders and other interested parties to attend its conference call at 10:00 a.m. (ET) on August 9, 2010. You may participate in the conference call by calling (888) 334-3932 (domestic) or (973) 935-8511 (international); conference ID #87578050. The conference call will be simultaneously web cast on our website: www.medical-action.com. The complete call and discussion will be available for replay on our website beginning at 1:00 p.m. (ET) on August 9, 2010.

Medical Action is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary offices, out-patient surgery centers, long-term care facilities and laboratories. Medical Action’s products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. Medical Action’s common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell 2000 Index.

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This news release contains forward-looking statements that involve risks and uncertainties regarding Medical Action’s operations and future results. Please see the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Form 10-K and Form 10-Qs, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

MEDICAL ACTION INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2010	2009
	(Unaudited)

Net sales	$66,796	$70,687
Cost of sales	54,258	53,765

Gross profit	12,538	16,922

Selling, general and administrative expenses	10,151	10,389

Operating income	2,387	6,533

Interest expense	126	470

Income before income taxes and extraordinary items	2,261	6,063
Income tax expense	869	2,413

Income before extraordinary items	1,392	3,650
Extraordinary loss (net of tax benefit of $559)	(896)	—

Net income	$496	$3,650

Per share basis:
Basic
Income before extraordinary items	$0.09	$0.23
Extraordinary loss	$(0.06)	$—

Net income	$0.03	$0.23

Diluted
Income before extraordinary items	$0.08	$0.23
Extraordinary loss	$(0.05)	$—

Net income	$0.03	$0.23

The accompanying notes are an integral part of these condensed financial statements.

MEDICAL ACTION INDUSTRIES INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	June 30, 2010	March 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,878	$5,641
Accounts receivable, less allowance for doubtful accounts of $662 at June 30, 2010 and $659 at March 31, 2010	18,280	18,294
Inventories, net	37,447	34,860
Prepaid expenses	1,606	1,109
Deferred income taxes	2,227	2,363
Prepaid income taxes	654	785
Other current assets	401	396

Total current assets	62,493	63,448

Property, plant and equipment, net	39,578	39,816
Goodwill, net	80,699	80,699
Other intangible assets, net	14,108	14,457
Other assets, net	2,245	2,376

Total assets	$199,123	$200,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,604	$11,691
Accrued expenses	12,214	12,216
Current portion of long-term debt	11,844	15,501

Total current liabilities	36,662	39,408
Deferred income taxes	15,932	15,932
Long-term debt, less current portion	3,166	2,734

Total liabilities	55,760	58,074

Commitments and Contingencies
Stockholders’ Equity
Common stock - 40,000,000 shares authorized, $.001 par value; issued and outstanding 16,346,253 shares at June 30, 2010 and 16,344,411 shares at March 31, 2010	16	16
Additional paid-in capital	32,730	32,585
Accumulated other comprehensive loss	(374)	(374)
Retained earnings	110,991	110,495

Total stockholders’ equity	143,363	142,722

Total liabilities and stockholders’ equity	$199,123	$200,796

The accompanying notes are an integral part of these condensed financial statements.